FLEXIBLE SOLUTIONS INTERNATIONAL
NEWS RELEASE



         FLEXIBLE SOLUTIONS APPOINTS FRED KUPEL CHIEF FINANCIAL OFFICER

VICTORIA, B.C., JULY 23, 2004 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (AMEX:
FSI, FRANKFURT: FXI), the developer and manufacturer of environmentally safe water and energy conservation technology, today announced the appointment of Fred J. Kupel as the Company's Chief Financial Officer.

Mr. Kupel, a seasoned business executive and financial manager, is President of Kupel & Co., a Portland, Ore., consultancy established in 1992 specializing in accounting and finance, planning and budgeting, business development, mergers and acquisitions, strategic planning, U.S. Securities and Exchange Commission filings and other corporate-related matters.

"We are pleased to have an experienced executive of Fred's caliber joining our management team," stated President and Chief Executive Officer Dan O'Brien. "His broad-based expertise in a multitude of corporate activities will be a valuable asset to the Company."

Mr. O'Brien noted that Mr. Kupel was joining Flexible Solutions at a time when the company has positioned itself for significant growth as a result of the June 9th acquisition of all of the assets of the Donlar Corp., which makes a complementary line of "green chemistry" products.

Combined pro-forma revenues of the two companies for the three months ended June 30, 2004, were US $1,620,700. For the six months ended June 30, 2004, pro-forma revenues totaled US $3,198,770.

Mr. Kupel previously served as President and Senior Consultant of Business Development Corp. (1989-1992), and from 1987-89 was Vice President Finance of Bohemia Inc., both based in Eugene, Ore. From 1985 to 1987 he was Director of Acquisition and Business Development for ITT Communications Services, Inc., based in New Jersey, and from 1976-1978 was Vice President-Finance of Plantronics, Inc. (NYSE: PLT), Santa Cruz, Calif. Between the positions at ITT and Plantronics, he was a business consultant serving clients in Northern California and Oregon.

Mr. Kupel holds a bachelor's degree in economics from the University of California -- Berkeley, and a master's in psychology from Sonoma State University in Rhonert Park, Calif.

ABOUT FLEXIBLE SOLUTIONS INTERNATIONAL

Flexible Solutions International, Inc. (www.flexiblesolutions.com), based in Victoria, British Columbia, is the developer and manufacturer of Water$avr, the world's first commercially viable water evaporation retardant. FSI is an environmental technology company specializing in energy and water conservation products for drinking water, agriculture, industrial markets and swimming pools throughout the world. Water$avr reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers. Heat$avr, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets, also reduces humidity and lowers water heating costs, resulting in energy savings of 15% to 40%. The Company's EcoSavr product targets the residential swimming pool market. The Company's NanoChem Solutions, Inc., subsidiary specializes in environmentally friendly "green chemistry" water soluble products utilizing thermal polyaspartate (TPA) biopolymers, beta-proteins manufactured from the common biological amino acid, L-aspartic acid.

SAFE HARBOR PROVISION

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

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THE WALL STREET GROUP, INC.                     FLEXIBLE SOLUTIONS INTERNATIONAL
32 East 57th Street                      Tel: (250) 477-9821 Fax: (250) 477.9912
New York, New York 10022                       Email: info@flexiblesolutions.com

Tel: (212) 888-4848                            Jens Biertumpel Tel: 604-682-1799